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                                                                  Exhibit (n)(1)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in the Registration Statement on Form N-2 of Eaton Vance California Municipal Income Trust relating to its auction preferred shares of beneficial interest of our report, dated January 22, 1999, appearing in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in the Prospectus, which is part of such Registration Statement and "Auditors" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP



Boston, Massachusetts
March 1, 1999